UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

MEEMEE MEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 West Sunset Blvd. Los Angeles, CA, 90027
(Address of Principal Executive Offices)

(310) 460-9215
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01           Entry Into A Material Definitive Agreement

ITEM 3.02           Unregistered Sales of Equity Securities

ITEM 9.01           Financial Statements and Exhibits

SIGNATURES

EXHIBITS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2014, MeeMee Media Inc. (the “Company” or “MeeMee”) entered into a Secured Promissory Note in the principal amount of $1,000,000 (the “Note”), a Security Agreement and Common Stock Purchase Warrant (the “Warrant”) with KF Business Ventures, LP, an accredited investor (the “Investor”).

The Note provides that all unpaid principal, together with the then accrued interest and any other amounts payable hereunder, shall be due and payable on the date which is the first to occur between (i) the closing of the Company’s previously announced acquisition of a Latin American mobile services target (the “Acquisition”); or (ii) six (6) months after the date of the Note.  The amount of outstanding principal under the Note bears interest at a rate of one percent (1%) per month; provided, however, upon the occurrence of an uncured event of default under the Note, the outstanding principal at the time of such uncured event of default shall accrue at the rate of seventeen percent (17%) per annum during the period of time which the event of default is continuing and not cured, and the amount of any and all such default interest shall be payable on demand by the Investor.  The obligations of the Company under this Note are secured pursuant to the terms of the Security Agreement which grants the Investor a first-priority security interest and lien against the Company’s assets.  In connection with the Note, the Company granted the Investor 100,000 shares of Company common stock.  The Company also granted the Investor piggyback registration rights and the same registration rights (if any) granted to the investors in any Company financing completed in connection with the Acquisition.

The Warrant provides for the grant of warrants to purchase up to 3,000,000 shares of the Company’s Common Stock to the Investor with a 5 year term at an exercise price of $.50 per share. The Company granted the Investor piggyback registration rights, and the same registration rights (if any) granted to the investors in any Company financing completed in connection with the Acquisition, for the shares underlying the warrants.  The Warrant also provides that, other than in connection with certain excepted issuances described in the Warrant, the $.50 per share exercise price shall be reduced to any lower price issuance by the Company of any common stock or securities convertible into or exercisable directly or indirectly for shares of Common Stock.  Additionally, if the Company sells shares of its Common Stock, or securities convertible into or exercisable directly or indirectly for shares of Common Stock, in a financing which is completed in connection with the Acquisition at a price per share, or at an exercise or conversion price per share, which is less than $.75, then the exercise price shall be automatically reduced to an exercise price which is equal to (i) the lesser price multiplied by (ii) six hundred sixty six thousands (0.666).

The foregoing is only a brief description of the material terms of the Note, Warrant and Security Agreement, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to agreements which are filed as exhibits to this Current Report. The Company has not entered into a definitive agreement for the Acquisition or financing described in the Note and Warrant.  The completion of the Acquisition or financing described the Note and Warrant are subject to the negotiation and execution of definitive agreements, and numerous other conditions, many of which are outside of the control of the Company, and the Company cannot provide any assurances that the Acquisition or financing will be completed.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 provides a summary of the material terms of the Note and Warrant and is incorporated herein by reference into this Item 3.02. The agreement for the issuance of the Note, Warrant and shares of Company common stock to the Investor was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale or issuance of the securities took place directly between the Investor and the Company.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit No.	Document Description

10.2	Secured Promissory Note dated February 3, 2014 with KF Business Ventures, LP

10.3	Security Agreement dated February 3, 2014 with KF Business Ventures, LP

10.4	Common Stock Purchase Warrant dated February 3, 2014 with KF Business Ventures, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEEMEE MEDIA INC.

February 5, 2014

/s/ MARTIN DOANE
Martin Doane
President and Chief Executive Officer